SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2013

CLIFTON SAVINGS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	0-50358	34-1983738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015
(Address of principal executive offices) (Zip Code)

(973) 473-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Clifton Savings Bancorp, Inc. (the “Company”) was held on August 8, 2013.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term bythe following vote:

	FOR	WITHHELD
Stephen Adzima	21,766,878	1,142,722
Charles J. Pivirotto	21,762,041	1,147,559
Cynthia Sisco	21,766,428	1,143,172

There were 2,304,774 broker non-votes on the proposal.

2.	The appointment of BDO USA, LLP as the Company’s independent registeredpublic accounting firm for the fiscal year ending March 31, 2014 was ratified bythe stockholders by the following vote:

FOR	AGAINST	ABSTAIN
24,992,602	191,648	30,124

There were no broker non-votes on the proposal.

3.	An advisory vote was taken on the compensation of the Company’s namedexecutive officers as disclosed in the proxy statement and the vote was as follows:

FOR	AGAINST	ABSTAIN
21,701,295	1,058,800	149,504

There were 2,304,775 broker non-votes on the proposal.

Item 8.01   Other Events

On August 9, 2013, the Company issued a press release announcing the results of its annual meeting of stockholders held on August 8, 2013.  A copy of the Company’s press release dated August 9, 2013 is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Other Exhibits

      (d)            Exhibits

Number                          Description

99.1                                Press Release dated August 9, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON SAVINGS BANCORP, INC.

Date: August 12, 2013	By:	/s/ John A. Celentano, Jr.
John A. Celentano, Jr.
Chairman of the Board and Chief Executive Officer